SubItem 77E

LEGAL PROCEEDINGS
Since October 2003
 Federated and related
 entities collectively
Federated and various
Federated funds Funds
have
been named as defendants
 in several class action
lawsuits now pending in
 the United States
 District Court for the
District of Maryland
The lawsuits were
purportedly filed
on behalf of people
who purchased owned
andor redeemed
shares of Federated sponsored
 mutual funds during
specified periods
 beginning November 1 1998
The suits are
generally similar in
 alleging that Federated
engaged in illegal and
improper trading
practices including market
timing and late trading
in concert with certain
 institutional traders
 which allegedly caused
 financial injury to the
mutual fund shareholders
 These lawsuits began to
 be filed shortly after
Federateds first public
announcement that it
had received requests
for information on
shareholder trading
activities in the
 Funds from the SEC
 the Office of the
New York State
 Attorney General
NYAG and other
 authorities In
that regard on
November 28 2005
Federated
announced that it
had reached final
settlements with
the SEC and the
 NYAG with respect
 to those matters
Specifically the SEC
 and NYAG settled
proceedings against
three Federated
 subsidiaries involving
 undisclosed
market timing
arrangements and late
 trading The SEC made
 findings that
Federated Investment
Management
Company FIMC an
SECregistered investment
 adviser to various
Funds and Federated
Securities Corp an
SECregistered brokerdealer
 and distributor for
the Funds violated
provisions of the
Investment Advisers
Act and
Investment Company Act
 by approving but not
disclosing three market
 timing arrangements or
 the associated
conflict of interest
 between FIMC and the
funds involved in the
 arrangements either
to other fund shareholders
 or to
the funds board and that
Federated Shareholder
Services Company formerly
an SECregistered transfer
 agent failed
to prevent a customer and
 a Federated employee from
late trading in violation
of provisions of the
Investment
Company Act The NYAG found
that such conduct violated
provisions of New York
State law Federated entered
into the settlements without
 admitting or denying the
 regulators findings As
 Federated previously reported
 in 2004 it
has already paid
approximately 80 million
 to certain funds as
 determined by an independent
 consultant As part of
these settlements Federated
 agreed to pay disgorgement
 and a civil money penalty
 in the aggregate amount
of an
additional 72 million and
 among other things agreed
that it would not serve
 as investment adviser
 to any registered
investment company unless
 i at least 75 of the
 funds directors are
 independent of Federated
 ii the chairman of each
such fund is independent
 of Federated iii no
action may be taken by
the funds board or any
committee thereof unless
approved by a majority
of the independent
trustees of the fund or
committee respectively
and iv the fund appoints
 a
senior officer who reports
 to the independent
trustees and is responsible
for monitoring compliance by
the fund with
applicable laws and
fiduciary duties and for
 managing the process by
which management fees
charged to a fund are
approved The settlements
are described in
Federateds announcement
 which along with
previous press releases
 and
related communications
 on those matters is
 available in the About
 Us section of Federateds
 website at
FederatedInvestorscom
Federated entities have
 also been named as
defendants in several
additional lawsuits that
 are now pending in the
United States District
Court for the Western
 District of Pennsylvania
alleging among other
 things excessive advisory
and Rule 12b1 fees
The Board of the Funds
 retained the law firm
 of Dickstein Shapiro
 LLP to represent the
Funds in each of the
lawsuits described in
 the preceding two
 paragraphs Federated
and the Funds and their
respective counsel have
 been
defending this litigation
and none of the Funds
remains a defendant in
 any of the lawsuits
 though some could
potentially receive any
 recoveries as nominal
defendants Additional
lawsuits based upon
similar allegations may
 be
filed in the future
The potential impact
 of these lawsuits all
of which seek unquantified
 damages attorneys fees
and
expenses and future potential
 similar suits is uncertain
 Although we do not believe
that these lawsuits will
have a
material adverse effect
 on the Funds there can
be no assurance that
these suits ongoing adverse
 publicity andor other
developments resulting
from the regulatory
investigations will
not result in increased
 Fund redemptions reduced
sales of Fund shares
or other adverse consequences
 for the Funds